UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 8, 2007
Date of Report (date of earliest event reported)
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 AMENDMENTS TO ARTICLES OF INCORATION OR BYLAWS; CHANGE IN FISCAL YEAR
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) On November 8, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omniture, Inc. (the “Company”) approved incentive bonus payouts to the following executive officers of the Company in the amounts set forth below:

Incentive Bonus
Payout Amount
Name and Principal Position	($)(1)
Joshua G. James	79,111.00
President and Chief Executive Officer

Michael S. Herring	29,667.00
Chief Financial Officer and Executive Vice President

Brett M. Error	1,171.88
Chief Technology Officer and Executive Vice President

Christopher C. Harrington	4,166.67
President, Worldwide Sales and Client Services

(1)	Represents amounts to be paid based on achievement by the Company of certain sales, revenue and profitability targets established by the Committee for the quarterly period ended September 30, 2007.
Item 5.03 AMENDMENTS TO ARTICLES OF INCORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On November 8, 2007, the Board of Directors of the Company approved an amendment to Article VII, Section 7.9 of the Company’s Bylaws (the “Bylaws”) to permit the transfer of shares of stock of the Company by in the manner prescribed in the Bylaws and by law, which includes transfer by means not involving any issuance of certificates. Previously, Article VII, Section 7.9 did not address the transfer of shares of the Company’s capital stock on an uncertificated basis.
The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
3.1	Amended and Restated Bylaws of Omniture, Inc., as amended on November 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Dated: November 12, 2007		Chief Legal Officer and Senior Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Omniture, Inc., as amended on November 8, 2007.